CONSENT OF TED A. MADSEN, C.P.A.

                 CONSENT OF INDEPENDENT ACCOUNTANT

	I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Resolution
Assistance Corporation, of my report dated January 4, 1999, relating to the December 31, 1998, financial statements of Resolution Assistance Corporation, which appears in such Prospectus. I also consent to the reference to me under the heading "experts.